Exhibit 99.1

August 30, 2007 EXCO Annual Meeting Company and Financial Overview

45% Equity IRR since 1998 Target 50% of EBITDA for capital spending Free cash flow to fund additional acquisitions and pay down debt $6.0 billion of Enterprise Value $2.0 billion market cap $2.0 billion convertible preferred at $19 per share $2.0 billion of debt 4.2 Tcfe of total reserves(1) 1.9 Tcfe of proved reserves 2.3 Tcfe of probable and possible reserves 379 Mmcfe/d current production Additional 3.0 Tcfe of developing potential 1.5 million net acres 9,222 identified drilling locations (2,869 proved) 1,005 identified exploitation projects Corporate Overview 1) Preliminary reserves as of June 30, 2007 based on NYMEX $8 gas and $60 oil pricing, adjusted for differentials and excluding hedge effects

Equity Return Factors - Operational Property characteristics Long-Life Strong per unit cash flow margin Low-cost, low-risk repeatable development drilling Additional acquisition opportunities Disciplined capital program Target 50% of EBITDA for development program Realize single digit organic production growth on development program Emphasis on production enhancements, not just drilling Free cash flow funds additional acquisitions resulting in 30%+ growth

Equity Return Factors - Financial Proper capitalization Maximize bank debt Lowest cost with most flexibility Proper hedging supports ability to leverage Use of preferred stock when appropriate Pursue joint venture opportunities Minimize common stock issuances Ability to create liquidity events Market conditions dictate when to buy and when to sell The Company has a history of taking advantage of market conditions

Financial Highlights (In millions, except volume, wells drilled and productive wells ) Years Ended December 31 Results of Operations 2004 2006 Six Months June 30, 2007 Oil and natural gas revenues (before effects of derivative financial instruments) $ $ 202.9 $ 355.8 $ 370.9 Adjusted EBITDA (1) $ $ $ 286.7 $ 323.5 Net income $ 6.0 $ 1.2 $ 139.0 $ Cash flow provided by (used in) operating activities $ 118. 8 $ (7 2.9 ) $ 227.7 $ 169.1 Total production (Bcfe) 23.0 23.5 49.6 52.2 Productive wells drilled (gross) 97 108 367 167 Drilling success rate 97% 97% 98% 9 9 % Total acreage (gross) 0.7 1.0 1.5 1.5 Total productive wells (gross) 4,663 6,468 8,964 10,295 Years Ended Decemb er 31 Financial Position 2004 2005 2006 Six Months June 30, 2007 Total assets $ 922.0 $ 1,530.5 $ 3,707.1 $ 5,798 Long - term debt, less current maturities $ 487.5 $ 461.8 $ 2,081.7 $ 1,9 9 1 7% Convertible Preferred S tock $ - $ - $ - $ 1,992 Common Shareholders equity $ 203.8 $ 370.9 $ 1,179.9 $ 1,130 (4.8) 128.9 73.5 142.0 2005 (1) Non - GAAP measure - please see table on slide 11 for reconciliation to most comparable GAAP measure

EXCO Resources, Inc. 2006-2007 Acquisition Activity (in thousands) (1) Net of Gulf Coast properties sold to Crimson Exploration, Inc. for $245.4 million in cash and 750,000 shares of Crimson common stock valued at $4.6 million Asset Acquisitions Effective Dates Values Allocated West Texas properties from private producer April 2006 $ 84,295 East Texas properties from private producer May 2006 50,904 Wyoming properties from private producer August 2006 27,519 Appalachia properties from private producer September 2006 49,426 Miscellaneous Various 8,329 Vernon field from Anadarko Petroleum Corp. March 2007 1,493,799 Certain Mid - Continent properties from Anadarko Petroleum Corp. May 2007 500,213 (1) Corporate acquisitions: ONEOK Entities ( TXOK Acquisition , Inc. ) February 2006 665,143 Power Gas Marketing & Transmission, Inc. April 2006 112,970 Winchester Energy Company, Ltd October 2006 1,094,910 Total 2006 - 2007 Acquisitions $ 4,087,508

Transactions Overview Vernon and Southern Gas Purchase price allocation $1.9 billion to proved reserves $61 million to unproved reserves and acreage $117 million to associated gathering assets Reserves 720 Bcfe of proved reserves 89% proved developed 187 Bcfe of probable and possible reserves Purchase price metrics $2.70 per proved Mcfe $2.91 per proved Mcfe including future development capital $2.21 per Mcfe for proved, probable and possible reserves $2.77 per Mcfe for all reserves including all future development capital Assumed hedges Anadarko entered into in December 2006 and January 2007 on our behalf at near current market prices Financing for transactions EXCO closed a $2.0 billion private placement of its Preferred Stock EXCO Partners Operating Partnership, LP (“EPOP”), entered into an Amended and Restated Credit Agreement with initial borrowing base of $1.3 billion EXCO entered into an Amended & Restated Credit Agreement with initial borrowing base of $900 million

Total consolidated proved reserves(1)(3) = 1,895 Bcfe Total 3P reserves(1)(2)(3) = 4,175 Bcfe EXCO Reserve Base Appalachia 429.3 Bcfe Proved (23%) 730.3 Bcfe Total (17%) 41.0 Mmcfe/d (11%) Ohio Pennsylvania Kentucky West Virginia East Texas/North Louisiana 997.9 Bcfe Proved (53%) 2,455.5 Bcfe Total (59%) 248.0 Mmcfe/d (65%) Louisiana Permian Basin 101.3 Bcfe Proved (5%) 239.9 Bcfe Total (6%) 17.0 Mmcfe/d (4%) Gulf Coast/South TX 2.4 Bcfe Proved (<1%) 8.2 Bcfe Total (<1%) < 1.0 Mmcfe/d (<1%) Texas Oklahoma Kansas Nebraska Rockies 15.9 Bcfe Proved (1%) 224.6 Bcfe Total (5%) 3.0 Mmcfe/d (< 1%) Wyoming Colorado New Mexico Mid Continent 347.9 Bcfe Proved (18%) 516.8 Bcfe Total (12%) 69.0 Mmcfe/d (18%) Note: Total production as of June 30, 2007 was approximately 379 Mmcfe/d; numbers may not add due to rounding (1) June 30, 2007 proved reserves with $8 gas and $60 oil pricing, adjusted for differentials and excluding hedge effects (2) June 30, 2007 probable and possible reserves with $8 gas and $60 oil pricing, adjusted for differentials and excluding hedge effects (3) Adjusted for disposition of Cement field July 2007 Major Areas/Basins Major Oil and Gas Fields

EXCO 2007 Expected Capital Budget and Drilling Schedule(1) 2007 Capital Budget Totals $502.9 Million(1) $MM 402.9 9.4 31.0 48.6 $MM 308.4 70.3 64.6 48.6 (1) Includes $11 million of IT and other capitalized items 2007 Drilling Locations PUD PROB POSS TOTAL East Texas/North Louisiana 91 46 32 169 NCE (Appalachia) 187 15 28 230 EXCO “Other” 51 75 19 145 Total 329 136 79 544 14% 13% 10% 63% East TX/North LA NCE (Appalachia) EXCO "Other" Mid-Stream 6% 2% 10% 82% Drilling and Completion Exploitation Operations and Other Mid-Stream

Non-GAAP Reconciliations

EXCO Resources, Inc.

# Non-GAAP Reconciliations

## Condensed consolidated EBITDA and adjusted EBITDA reconciliations

| (Unaudited in thousands) | Years Ended December 31 2004 | 2005 | 2006 | Six months ended June 30, 2007 |
|---|---|---|---|---|
| Net income (loss) | $ 6.0 | $ 1.2 | $ 139.0 | $ (4.8) |
| Interest expense | 34.6 | 46.1 | 84.9 | 110.3 |
| Income tax expense (benefit) | 5.1 | (56.1) | 89.4 | (1.9) |
| Depreciation, depletion and amortization | 28.5 | 38.8 | 135.7 | 156.5 |
| EBITDA (1) | 74.4 | 30.0 | 449.0 | 260.1 |
| Accretion of discount on asset retirement obligations | 0.8 | 0.8 | 2.0 | 2.2 |
| Non-cash change in fair value of derivative financial instruments | 24.3 | 92.4 | (169.2) | 56.8 |
| Commodity price risk management contracts termination expense | - | 52.6 | - | - |
| Stock-based compensation expense | - | 46.3 | 6.5 | 4.4 |
| Equity in net income of TXOK Acquisition, Inc | - | (0.8) | (1.6) | - |
| Non-recurring Equity Buyout options and other settlements | - | 29.6 | - | - |
| Income from discontinued operations | (25.9) | (122.0) | - | - |
| Adjusted EBITDA (1) | $ 73.5 | $ 128.9 | $ 286.7 | $ 323.5 |

(1) Earnings before interest, taxes, depreciation, depletion and amortization, or "EBITDA" represents net income adjusted to exclude interest expense, income taxes, depreciation, depletion and amortization. "Adjusted EBITDA" represents EBITDA adjusted to exclude accretion of discount on asset retirement obligations, non-cash changes in the fair value of derivative financial instruments, commodity price risk management contracts termination expense, stock based compensation expense, equity in net income of TXOK Acquisition, Inc., non-recurring Equity Buyout options and other settlements and income from discontinued operations We have presented Adjusted EBITDA because it is the financial measure that is used in covenant calculations required under our credit agreements and compliance with the liquidity and debt covenants included in these agreements are considered material to us. Our computations of EBITDA and Adjusted EBITDA may differ from computations of similarly titled measures of other companies due to differences in the inclusion or exclusion of items in our computations as compared to those of others. EBITDA and Adjusted EBITDA are measures that are not prescribed by generally accepted accounting principles, or GAAP. EBITDA and Adjusted EBITDA specifically exclude changes in working capital, capital expenditures and other items that are set forth on a cash flow statement presentation of a company's operating, investing and financing activities. As such, we encourage investors not to use these measures as substitutes for the determination of net income, net cash provided by operating activities or other similar GAAP measures.

11

EXCO Resources Inc.
PPT-007-AnnualMeeting_83007